GREIF, INC.
AMENDED AND RESTATED
OUTSIDE DIRECTORS EQUITY AWARD PLAN
§1.    Purpose.
The purpose of the Amended and Restated Outside Directors Equity Award Plan, formerly known as the 2005 Outside Directors Equity Award Plan (the “Plan”), of Greif, Inc., a Delaware corporation (the “Company”), is to assist the Company in attracting and retaining qualified members of its Board of Directors. The Plan provides for equity ownership opportunities to Outside Directors (as defined in §3 of the Plan) in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match their interests with those of stockholders. The Plan seeks to achieve its purpose by granting to Outside Directors equity-based awards in the form of: (a) stock options to purchase shares of Class A Common Stock, without par value, of the Company (“Shares”), which options are not intended to qualify as incentive stock options (the “Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) Shares which may be subject to restrictions on transfer, as further described in §7 of the Plan (the “Restricted Shares”); and (c) stock appreciation rights (“SARs”) subject to §8 of the Plan. The Stock Options, Restricted Shares and SARs are collectively referred to as the “Awards.”
§2.    Administration.
The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, which shall have the power and authority to grant Awards to Outside Directors. The Committee shall have the authority to: (a) select Outside Directors as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, SARs, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award; (e) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, but subject to §15 of the Plan; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.
§3.    Eligibility.
The persons eligible to receive Awards under the Plan shall include only individuals who are directors of the Company and who are not employees of the Company or any subsidiary or affiliate of the Company (each such individual, an “Outside Director”), including members of the Committee who are Outside Directors.
§4.    Shares Subject to Plan.
The total number of Shares reserved and available for issuance pursuant to Awards hereunder shall be Six Hundred Thousand (600,000) Shares (“Available Shares”). The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market.
§5.    Grant of Awards.

Stock Options, Restricted Shares, and SARs may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant. Awards may be made to any Participant or all Participants, either in conjunction with the Company’s annual meeting of stockholders or at any other time, as determined by the Committee.
Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Award Agreement, Restricted Share Award Agreement, or SAR Unit Award Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant. See §10 of the Plan with respect to the determination of the fair market value of Shares as of a given date.
§6.    Stock Options.
Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate.
(a)Exercise Price.
The exercise or purchase price of each Share issuable upon the exercise of a Stock Option shall be the fair market value of one Share at the time such Stock Option is granted, as determined under §10 of the Plan. The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company. Notwithstanding the foregoing, in no event will the exercise price as changed or modified be less than the fair market value of a Share at the time such Stock Option is granted, as determined under §10 of the Plan.
(b)    Exercise of Stock Options.
Stock Options shall be fully vested and exercisable on the date granted.
(c)    Term.
Subject to §6(f) of the Plan, each Stock Option shall be exercisable for ten years from the date of grant.
(d)    Method of Exercise.
A Stock Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of Shares (which must be a whole number) to be purchased. Payment of the full purchase price for such Shares shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (iii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iv) a combination of the preceding methods. Upon receipt of payment of the full purchase price for such Shares, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Award Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.
(e)    Transferability of Stock Options.
Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) Stock Options may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Options by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such Stock Option shall be exercisable only by the transferee or such transferee’s legal representative.
(f)    Termination of Option.
Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all Stock Options or any unexercised portion of such Stock Options which otherwise are exercisable by such Participant shall terminate unless such Stock Options are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such Stock Option); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.
(g)    No rights as a Stockholder.
No Participant or the Participant’s transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by a Stock Option unless and until such Shares have been duly issued to him under §6(d) of the Plan.
(h)    No Stock Option Repurchases Without Shareholder Approval.
The Committee shall not purchase Stock Options previously issued pursuant to the Plan from Participants for a share price greater than the current fair market value per share unless such purchase is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.
§7.    Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:
(a) Price.
The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price for the Restricted Shares, if any, shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (iii) a combination of the preceding methods.
(b)     Vesting; No Risk of Forfeiture.
Restricted Shares shall be fully vested on the date granted and shall not be subject to any risk of forfeiture thereafter.
(c)    Restrictions on Transfer.
At the time of the Restricted Share Award, the Committee may determine to restrict the Participant’s ability to sell, pledge, encumber, assign, or otherwise transfer the Restricted Shares (the “Transfer Restrictions”) during the period of time determined by the Committee, in its discretion, and set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”). Subject to §9 of the Plan, the Restriction Period may be zero days. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement and paying the price, if any, required under §7(a) of the Plan. The prospective Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the prospective Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Secretary of the Company, and otherwise complied with the applicable terms and conditions of the Award.
(d)    Stock Issuances.
Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares to the Participant. Restricted Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate legend with respect to the Transfer Restrictions, if any. On and after the issuance of Restricted Shares to a Participant, such Participant shall have, with respect to such Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote such Restricted Shares and the right to receive any dividends or other distributions with respect to such Restricted Shares, but subject, however, to the Transfer Restrictions, if any, placed on such Restricted Shares pursuant to the Plan and as specified by the Committee in the Restricted Share Award Agreement.
(e)    Expiration of Restriction Period.
Upon the expiration of the Restriction Period, if any, unrestricted Shares shall be issued and delivered to the Participant.

§8.    Stock Appreciation Rights.
SARs granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:
(a)Designation of SAR Units; Right to Payment.
SARs granted under the Plan shall be designated in “SAR Units.” Each SAR Unit shall confer upon the Participant the right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share at the time of exercise, as determined under §10 of the Plan, over (ii) the grant price of the SAR Unit. The grant price of an SAR Unit shall be determined by the Committee at the time of grant of the SAR Unit, which grant price shall be the fair market value of one Share at the time the SAR Unit is granted, as determined under §10 of the Plan. The grant price of an SAR Unit granted under the Plan shall not be changed or modified after the time such SAR Unit is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company. Notwithstanding the foregoing, in no event will the grant price of an SAR Unit as changed or modified be less than the fair market value of one Share at the time the SAR Unit is granted, as determined under §10 of the Plan.
(b)Exercise of SAR Units.
SAR Units shall be fully vested and exercisable on the date granted.
(c)Term.
Subject to §8(f) of the Plan, each SAR Unit shall be exercisable for ten years from the date of grant.
(d)Method of Exercise.
A SAR Unit may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of SAR Units being exercised. Within 30 days after the Company’s receipt of such notice, the Company shall pay to the Participant or the Participant’s transferee, as the case may be, by Company check an amount of money equal to the cash value of the SAR Units being exercised, determined in accordance with §8(a) of the Plan.
(e)Transferability of SAR Units.
Except as provided in this paragraph, SAR Units shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for SAR Units transferred as provided in this paragraph, all SAR Units shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) SAR Units may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any SAR Units by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such SAR Unit shall be exercisable only by the transferee or such transferee’s legal representative.
(f)Termination of SARs.
Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all SAR Units or any unexercised portion of such SAR Units which otherwise are exercisable by such Participant shall terminate unless such SAR Units are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such SAR Unit); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.
(g) No Rights as a Stockholder.
A SAR Unit shall not confer upon the Participant or the Participant’s transferee any rights of a stockholder of the Company. Without limiting the generality of the foregoing, the holder of any SAR Units shall have no right to vote or to receive any dividends or other distributions with respect to such SAR Units.
§9.    Section 16 Compliance.
Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.
§10.    Determination of Fair Market Value of Shares.
For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date: (a) the last reported sale price on the New York Stock Exchange on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (b) the last reported sale price on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (c) the mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., on the most recent previous trading day; or (d) the last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares), whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.
§11.    Withholding Tax.
The Company, at its option, shall have the right to require the Participant or any other person receiving Shares or Restricted Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or Restricted Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all payments made with respect to the exercise of SAR Units or dividends paid with respect to Shares or Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu of such payment, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be so withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.
§12.    Securities Law Restrictions.
No right under the Plan shall be exercisable, no Share shall be delivered under the Plan, and no Award shall be made under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.
The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant and agree with the Company, in writing, that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon or market in which the Shares are then listed or traded, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.
§13.    Changes in Capital Structure.
In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Committee, in its discretion, then the aggregate number of Shares reserved for issuance under the Plan, the number and exercise price of Shares subject to outstanding Stock Options, the purchase price for Restricted Shares, the number of Shares granted by a Restricted Share Award, and the number and grant price of outstanding SAR Units shall be proportionately adjusted or substituted, with the objective that the Participant’s proportionate interest in the Company shall reflect equitably the effects of such changes as applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.
In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.
The Committee’s determination of the adjustments appropriate to be made under this §13 shall be conclusive upon all Participants under the Plan.

§14.    Acceleration of Rights.
The Committee shall have the authority, in its discretion, to accelerate the time at which any Award shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.
§15.    Interpretation, Amendment, or Termination of the Plan.
The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall be take that would impair the rights of a Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, applicable stock exchange rules or accounting rules; and (b) except for the adjustments provided for in §13 of the Plan, no amendment may be made by Board action without stockholder approval if the amendment would require stockholder approval under applicable law or applicable stock exchange rules.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, no such amendment shall impair the rights of an optionee, Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules.
§16.    Unfunded Status of the Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.
§17.    Protection of Board and Committee.
No member of the Board of Directors or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.
§18.    Government Regulations.
Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation, any stock exchange or market on which the Company’s Shares may then be listed or traded.
§19.    Governing Law.
The Plan shall be construed under and governed by the laws of the State of Delaware.

§20.    Genders and Numbers.
When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.
§21.    Captions.
The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.
§22.    Term of Plan.
The Plan became effective on February 28, 2005, the date the Plan was approved by stockholders of the Company (the “Effective Date”). No Awards shall be granted pursuant to the Plan unless and until approval of the Plan by the stockholders of the Company. No Awards shall be granted pursuant to the Plan on or after February 28, 2035 (the “Expiration Date”), but Awards granted prior to the Expiration Date may extend beyond the Expiration Date.
§23.    Savings Clause.
In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan.
The Committee may modify the terms of any Award under the Plan granted to a Participant who, at the time of grant or during the term of the Award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, will be comparable to the value of such Award to a Participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of stockholders of the Company.
§24.    Miscellaneous Provisions.
No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as a director of the Company, nor shall it interfere in any way with the right of the Company to terminate the service as a director of any of the Plan’s Participants at any time.
The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts or benefits payable in the event of the Participant’s death are to be paid.

§25.    Indemnification.
No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her, except a judgment based upon a finding of bad faith, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or By-Laws, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
§26.    Internal Revenue Code (“Code”) Section 409A.
The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.